
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM (A) THE
VIASYSTEMS GROUP, INC. AUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR
THE PERIOD ENDED DECEMBER 31, 1996 AND THE VIASYSTEMS, INC. UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE SIX MONTHS ENDED JUNE 30,
1997, BOTH INCLUDED IN THE VIASYSTEMS, INC. S-1.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996             DEC-31-1996
<PERIOD-START>                             AUG-28-1996              JAN-1-1997
<PERIOD-END>                               DEC-31-1996             JUN-30-1997
<CASH>                                          16,117                  50,823
<SECURITIES>                                         0                       0
<RECEIVABLES>                                   37,164                 133,546
<ALLOWANCES>                                        15                       0
<INVENTORY>                                     43,123                  67,123
<CURRENT-ASSETS>                               103,722                 261,108
<PP&E>                                         212,836                 447,413
<DEPRECIATION>                                   4,088                  40,494
<TOTAL-ASSETS>                                 387,741               1,012,661
<CURRENT-LIABILITIES>                           58,784                 170,863
<BONDS>                                              0                       0
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                         30                       0
<COMMON>                                           341                       0
<OTHER-SE>                                      54,602                (66,496)
<TOTAL-LIABILITY-AND-EQUITY>                   387,741               1,012,661
<SALES>                                         50,400                 346,692
<TOTAL-REVENUES>                                50,400                 346,692
<CGS>                                           42,052                 254,648
<TOTAL-COSTS>                                   42,052                 254,648
<OTHER-EXPENSES>                                59,279<F1>             372,654<F2>
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                               2,973                  24,923
<INCOME-PRETAX>                               (54,166)               (305,603)
<INCOME-TAX>                                   (5,242)                     891
<INCOME-CONTINUING>                           (48,742)               (306,494)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                   7,796
<CHANGES>                                            0                       0
<NET-INCOME>                                  (48,742)               (314,290)
<EPS-PRIMARY>                                        0                       0
<EPS-DILUTED>                                        0                       0

<F1>Includes charges of $50,800 relating to the write-off of acquired in-process
R&D costs associated with the acquisitions of Circo Craft and the Lucent Division. The write-off relates to acquired in-process R&D for projects that do not have a future alternative use.
<F2>Includes charges of $294,500 relating to the write-off of acquired in-process R&D costs associated with the acquisitions of Forward Group and ISL. The write-off relates to acquired in-process R&D for projects that do not have a future alternative use.

